Exhibit 10.18

EXECUTION VERSION

SECOND AMENDMENT TO FOOD AND BEVERAGE MANAGEMENT AGREEMENT

This SECOND AMENDMENT TO FOOD AND BEVERAGE MANAGEMENT AGREEMENT (this “Amendment”), executed on and with an Effective Date of August 15, 2023 by and among NRI Real Token Tenant, LLC, a Delaware limited lability company (“Owner”), and Alpareno Restaurant Group, LLC, a Florida limited liability company (“Manager”).

RECITALS

WHEREAS, Owner and Manager are the current parties to that certain Food and Beverage Management Agreement dated March 1, 2021 and amended by Amendment thereto bearing an Effective Date of November 9, 2021 for the food and beverage operations of the Managed Facilities (as amended, assigned and supplemented as of the date hereof and from time to time hereafter, the “Management Agreement”). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Management Agreement.

WHEREAS Owner and Manager desire to modify the Management Agreement as provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

1. Amendments to Management Agreement.

A. Manager Trademarks. Section 1.78 of the Management Agreement is hereby deleted and replaced in its entirety with the following:

“Manager Trademarks – the various service marks, trademarks and other Intellectual Property Rights now or hereafter used and/or registered by Manager and/or its principals, Affiliates or licensees (excluding Owner and Hotel Operator) in connection with the operation of the Signature Restaurant and all Existing Manager Facilities and such other restaurants and food service facilities as may hereafter be undertaken by Manager and/or its Affiliates, and any related logos which are registered in Class 43 in the United States, in each case subject to the provisions of Section 2.5 hereof. The Manager Trademarks as of the Effective Date are set forth on amended Exhibit D attached hereto. For sake of clarity, the Manager Trademarks do not and will not include Hotel Operator Trademarks, Owner Trademarks or the Hotel Brand, and Owner Trademarks and Hotel Operator Trademarks, respectively, do not and will not include Manager Trademarks.”

B. Venue Trademarks, Owner Trademarks and Concepts. Section 2.4 of the Management Agreement is hereby deleted and replaced in its entirety with the following:

“2.4 Venue Trademarks and Concepts.

2.4.1 Name. Owner and Manager have agreed on a trade name for (i) the Lobby Pub (“Mamey”) and Pool Bar (“Mamey on 3rd”), and (ii) the Signature Restaurant (“Orno”). Owner shall have the right to use and sublicense names for the Venues (other than the Signature Restaurant) (collectively, the “Owner Trademarks”), pursuant to the License Agreement executed on or about the date hereof by and between NR International Investments, LLC and NRI Real Token Tenant, LLC (“Owner License Agreement”). Intellectual Property Rights specifically and exclusively related to the Owner Trademarks shall be and remain the property of NR International Investments, LLC. For the sake of clarity, the tradename for the Signature Restaurant (“Orno”) shall be owned by Manager and shall be a Manager Trademark. To the extent not previously done, Manager shall, at its own cost, use commercially reasonable efforts to promptly register the Manager Trademarks with the United States Patent and Trademark Office, and following the issuance of the registration, shall thereafter take all actions to maintain such registration until the earlier to occur of the termination of this Agreement or the date Owner ceases to utilize the license granted pursuant to Section 2.5 below. Owner shall fully cooperate with Manager in Manager’s efforts to so register the Manager Trademarks. The Parties further acknowledge and agree that the Parties intend to operate the Delivery Service and Catering Service using the trade name for the Signature Restaurant (possibly providing for other selections using the trade names for the Lobby Pub and Pool Bar as well); provided, however to the extent the Parties desire to operate the Catering Service and/or the Delivery Service under a different trade name(s), the Parties shall cooperate with each other in good faith to mutually agree upon such trade names.

2.4.2 Concepts. As of the Effective Date of this Agreement, the Parties have agreed on the Concepts for each Venue. As used herein, the Concept for the Signature Restaurant (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Signature Restaurant Concept,” the Concept for the Lobby Pub (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Lobby Pub Concept,” and the Concept for the Pool Bar (as may be amended from time to time pursuant to the terms of this Agreement) is referred to herein as the “Pool Bar Concept.” The Parties acknowledge and agree that: (a) Manager and/or any of its Affiliates shall own all rights, title and interest in and to the Signature Restaurant Concept (in such context, the “Manager Concepts”), (b) NR International Investments, LLC shall own all rights, title and interest in and to the Lobby Pub Concept and the Pool Bar Concept (collectively, the “Owner Concepts”), and (c) Owner shall have the right to use the Owner Concepts, pursuant to the Owner License Agreement. In the event that any previous assignments or conveyances are held to not have conveyed the Owner Concepts from Manager to NR International Investments, LLC, Manager hereby assigns, transfers and conveys any and all interests Manager now has or ever had in the Owner Concepts to NR International Investments, LLC, and the goodwill of the business symbolized by the Owner Concepts. In such event, Manager shall execute such documents as are reasonably necessary to effect and memorialize the foregoing assignment of the Owner Concepts to NR International Investments, LLC. In the event Manager desires to materially modify any of the Manager Concepts, Manager shall present any such proposed modification(s) (along with any estimated costs in order to undertake any such modifications) to Owner for its review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Any change with respect to the Signature Restaurant Concept shall automatically be a Manager Concept.

2.4.3. Protection. Manager shall take all action as it deems reasonably necessary or advisable, as an Operating Expense, to maintain, protect and defend the Manager Trademarks and Manager Concepts, its interest therein and its right to authorize the licensed use of the same in accordance with this Agreement, including the institution, prosecution and defense of any claim, legal action or proceeding relating to the Manager Trademarks, the Manager Concepts or Manager’s rights therein. Owner shall take all action as is necessary or advisable, as an Operating Expense, to maintain, protect and defend the Owner Trademarks and the Owner Concepts, its interest therein and its right to authorize the use of the same in accordance with this Agreement, including the institution, prosecution and defense of any claim, legal action or proceeding relating to the Owner Trademarks, the Owner Concepts or Owner’s rights therein. Neither Owner nor Manager makes claim to ownership of the Owner Trademarks. Owner and Manager acknowledge that rights held or conveyed in the Owner Trademarks, or any part thereof, shall be held as valid regardless of whether the Owner Trademarks are registered with the United States Patent and Trademark Office (“USPTO”) or with the Florida Department of State.

2.4.4. Mutual Agreement to Protect Owner Trademarks and Manager Trademarks. Manager agrees that it shall never register or seek to register the Owner Trademarks, nor shall it ever challenge ownership rights of NR International Investments LLC in and to the Owner Trademarks. Owner agrees that it shall never register or seek to register the Manager Trademarks, nor shall it ever challenge ownership rights of Manager in and to the Manager Trademarks”.

C. Notices. Section 16.6 of the Management Agreement is hereby deleted and replaced in its entirety with the following:

“16.6 Notices. All notices, consents, determinations, requests, approvals, demands, reports, objections, directions and other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by (a) personal delivery, or (b) overnight DHL, FedEx, UPS or other similar courier service, addressed to the recipient Party at the addresses specified below, or at such other address as a Party may designate in accordance with this Section 16.6, and shall be deemed to have been received by the Person to whom such notice or other communication is sent upon (i) delivery to the address of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient) on a business day, otherwise the following business day, or (ii) the attempted delivery of such notice if such recipient refuses delivery, or such recipient is no longer at such address, and failed to provide the sending Party with its current address in accordance with this Section 16.6, or (c) by electronic mail if delivery of such notice by electronic mail is confirmed by read receipt or confirmed or written reply (which may be given via electronic mail) confirming receipt.

Unless otherwise set forth herein, each Party shall, within ten (10) business days of receipt of a written request for approval or consent pursuant to the terms of this Agreement, either approve or reject such requests in writing. If a Party rejects any request for approval or consent, it shall provide reasonably detailed written comments or corrections to the other Party. If a Party does not approve or reject a request within such ten (10) business day period, the request shall be deemed approved. The foregoing timelines shall also apply to any re-submittal. Unless otherwise expressly set forth herein, neither Party shall unreasonably withhold its consent to any request for consent or approval.

If to Owner:

1350 S Dixie LLC
1340 S Dixie Hwy, Suite 612
Coral Gables, FL 33146
Attn: Brent M. Reynolds and Charles D. Nolan, Jr.

Email: breynolds@nrinternational.com AND cnolan@nrinternational.com with a copy to:

Malkerson Gunn Martin LLP
5353 Gamble Drive, Suite 225
Minneapolis, MN 55416
Attn: Kathleen M. Martin

Email:kmm@mgmllp.com

If to Manager:

Alpareno Restaurant Group, LLC

540 West Ave Apt 1913

Miami Beach, Florida 33139

Attn: Mohamed Alkassar

Email: mo@alpareno.com

And with a copy to:

Caldera Law PLLC

7293 NW 2nd Avenue

Miami, Florida 33150

Attn: Ben Wolkov

Email: ben@caldera.law”

2. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of Owner and Manager.

3. Representations and Warranties. Each of the parties hereto represents and warrants that it has the full power, authority and right to execute and deliver this Amendment.

4. Further Assurances. The parties hereto each covenant and agree to hereafter execute and acknowledge any and all agreements, contracts, leases, licenses, applications, verifications and such other additional instruments and documents as may be reasonably requested by the other party hereto in furtherance of this Amendment or to carry out the intent hereof.

5. Entire Agreement. This Amendment constitutes the complete agreement among the parties hereto with respect to the subject matter hereof and may not be modified, altered or amended except by a written agreement signed by the parties hereto. The Management Agreement, as modified herein, shall otherwise remain in full force and effect.

6. Counterparts. This Amendment may be executed in one or more counterparts, and by facsimile signature, each of which shall be deemed an original and all of which, taken together, shall be construed as a single instrument.

[Remainder of page intentionally left blank; signatures follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day first written above.

OWNER:

NRI Real Token Tenant, LLC

By:	/s/ Brent Reynolds
Name:	Brent Reynolds
Title:	Authorized Representative

[Signatures continue on next page.]

MANAGER:

ALPARENO RESTAURANT GROUP, LLC

By:	Alpareno Restaurant Operating Company, LLC,
Its Manager

	By:	/s/ Niven Patel
Niven Patel
Its Authorized Representative

And By:	/s/ Mohamed Alkassar
Mohamed Alkassar
Its Authorized Representative

AMENDED
EXHIBIT D

MANAGER TRADEMARKS

- **GHEE INDIAN KITCHEN**
- **GHEE INDIAN KITCHEN (stylized)**

ORNO, U.S. Ser. No. 88/736,405

ORNO and Design, U.S. Ser. No. 88/736,408

ACHIONATTO